Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 28, 2024, in the Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-2800072) and related prospectuses of PishPosh, Inc. included therewith.

/s/ Morison Cogen LLP

July 10, 2024